Exhibit 2.1

Business Entity - Filing Acknowledgement 07/21/2025 Work Order Item Number: Filing Number: Filing Type: Filing Date/Time: Filing Page(s): W2025072100955 - 4598633 20255050882 Amendment After Issuance of Stock 7/18/2025 2:12:00 PM 3 Indexed Entity Information: Entity ID: E24167452022 - 2 Entity Status: Active Entity Name: RMX Industries, Inc. Expiration Date: None Commercial Registered Agent VCORP SERVICES, LLC 701 S. CARSON STREET, SUITE 200, Carson City, NV 89701, USA FRANCISCO V. AGUILAR Secretary of State RUBEN J. RODRIGUEZ Deputy Secretary for Southern Nevada 2250 Las Vegas Blvd North, Suite 400 North Las Vegas, NV 89030 Telephone (702) 486 - 2880 Fax (702) 486 - 2452 STATE OF NEVADA OFFICE OF THE SECRETARY OF STATE GABRIEL DI CHIARA Chief Deputy Secretary of State DEANNA L. REYNOLDS Deputy Secretary for Commercial Recordings 401 N. Carson Street Carson City, NV 89701 Telephone (775) 684 - 5708 Fax (775) 684 - 7141 The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future. Respectfully, FRANCISCO V. AGUILAR Secretary of State Page 1 of 1 Commercial Recording 2250 Las Vegas Blvd North North Las Vegas, NV 89030 401 N. Carson Street Carson City, NV 89701 1 State of Nevada Way Las Vegas, NV 89119

NEVADA STATE BUSINESS LICENSE RMX Industries, Inc. Nevada Business Identification # NV20222494615 Expiration Date: 06/30/2026 In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada . Valid until the expiration date listed unless suspended, revoked or cancelled in accordance with the provisions in Nevada Revised Statutes. License is not transferable and is not in lieu of any local business license, permit or registration. License must be cancelled on or before its expiration date if business activity ceases. Failure to do so will result in late fees or penalties which, by law, cannot be waived . Certificate Number: B202507215920635 You may verify this certificate online at https://www.nvsilverflume.gov/home IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on 07/21/2025. FRANCISCO V. AGUILAR Secretary of State

Business Number E24167452022 - 2 Filed in the Office of Secretary of State State Of Nevada Filing Number 20255050882 Filed On 7/18/2025 2:12:00 PM Number of Pages 2

To: Page: 4 of 4 2025 - 07 - 18 21:12:54 GMT Docusigil Envelope ID: AD90A5D4 - E5E9 - 4394 - B58F - 42F0940CC837 o2:12 : 77 p.m. o7 — 18 - 2ozs | 4 18886118813 FRANCISCO V. AGUILAR Secretary of State 401 North Carson Street Carson City, Nevada 89701 - 4201 (775) 684 - 5708 Website: www.nvsos.gov Profit Corporation: Certificate of Amendment iPURSUANT TO NRS 78.380 & 78.385/78.390) “’ 18886118813 From: Vcorp Services, LLC Certificate to Accompany Restated Articles or Amended and Restated Articles ‹PURSUANT TO NRS 78 403) Ofiicer's Statement PuRSUANT TONRS 80.030 4. Effective Date and Time: (Optional) 5. Information Being Changed: (Domestic corporations only) Date: 08/01/2025 Time: (must not be later than 90 days after the certificate is filed) Changes to takes the following effect: 6. Signature: (Required) x The entity name has been amended. The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) The purpose of the entity has been amended. The authorized shares have been amended. The directors, managers or general partners have been amended. IRS tax language has been added Articles have been added. Articles have been deleted. Other. The articles have been amended as follows: (provide article numbers, if available) See below (attach additional page(s) if necessary) X Executive Chairman, Secretary Title Signature of Officer or Authorized Signer Signature of Officer or Authorized Signer Title *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof. Please include any required or optional information in space below: (attach additional page(s) if necessary) ARTICLE 1 - NAME OF ENTITY The name of the corporation shall be RMX Industries, Inc. This form must be accompanied by appropriate fees. Page 2 of 2 Revised: 9/1/2023